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EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            SMOKY MARKET FOODS, INC.


         Smoky Market Foods, Inc. a Nevada corporation (the "Corporation"), hereby certifies that these Amended and Restated Articles of Incorporation have been duly adopted in accordance with the Revised Statutes of Nevada (the "Statutes"):

                                    ARTICLE 1

         The name of the corporation is Smoky Market Foods, Inc. (hereinafter, the "Corporation").

                                    ARTICLE 2

         The nature of the business or purposes to be conducted or promoted by the Corporation is as follows: To engage in any lawful act or activity for which corporations may be organized under the Statutes.

                                    ARTICLE 3

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210,000,000, of which 10,000,000 shares shall be shares of Preferred Stock (hereinafter referred to as the "Preferred Stock"), par value of $0.001 per share, and 200,000,000 shares shall be shares of Common Stock (hereinafter referred to as the "Common Stock"), par value $0.001 per share.

         A statement of the designations of the authorized classes of Preferred Stock or of any series thereof, and the powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by these Amended and Restated Articles of Incorporation, is as follows:

         (a) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

                  (i) the distinctive designation of, and the number of shares of, Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;


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                  (ii) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of Preferred Stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                  (iii) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, or of any series of Preferred Stock or of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

                  (iv) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                  (v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                  (vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (vii) the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the stockholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

         (b)      COMMON STOCK

                  (i) after the requirements with respect to preferential dividends on Preferred Stock, if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this
                  Article 3, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors;

                  (ii) after distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; (iii) holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders and there shall be no cumulative voting.

                                    ARTICLE 4

         The governing board of the Corporation shall be known as directors. After the filing of these Amended and Restated Articles of Incorporation, the number of directors constituting the entire Board of Directors shall be determined from time to time by resolution adopted by the Board of Directors.

                                    ARTICLE 5

         The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation subject only to such limitations, if any, as may be from time to time imposed by other provisions of these Amended and Restated Articles of Incorporation, by law or by the Corporation's by-laws.

                                    ARTICLE 6

         A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Statutes as currently in effect or as the same may hereafter be amended.

         No amendment, modification, or repeal of this Article 6 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                    ARTICLE 7

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

                                    ARTICLE 8

         The Corporation elects not to be governed by Sections 78.411 to 78.444 of the Statutes and Sections 78.378 through 78.3793 of the Statutes.

                                    ARTICLE 9

         To the fullest extent permitted by Nevada law and subject to the by-laws of the Corporation, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for damages for their conduct or omissions as directors or officers. Any amendment to or repeal of this Article 9 shall not adversely affect any right of a director or officer of the Corporation hereunder with respect to any acts or omissions of the director of officer occurring prior to amendment or repeal.

                                   ARTICLE 10

         To the fullest extent permitted by Nevada law, the Corporation shall indemnify the officers and directors of the Corporation. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of by-laws, approval of agreements or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article 10 shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.


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         These Amended and Restated Articles of Incorporation have been duly executed on this 27th day of June, 2006.


                                                     SMOKY MARKET FOODS, INC.


                                                     By: /S/ EDWARD C. FEINTECH

                                                         Edward C. Feintech, CEO



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